Exhibit 99.1

Andrew Norins

                    June 29, 2007

Speedhaul Holdings, Inc.
7 Bayhill Boulevard
Monroe, New Jersey 08831

Re:           Resignation

Dear Sir or Madam:

This letter will confirm that on June 29, 2007, and effective automatically thereon, I hereby irrevocably resign as the Chief Executive Officer, Chief Financial Officer and President of Speedhaul Holdings, Inc. (“Speedhaul”). Additionally, I hereby irrevocably resign as Speedhaul’s sole director, subject only to after the closing of the share exchange transaction among Speedhaul, Gold Horse International, Inc. and its stockholders, which resignation shall be effective on the date that immediately follows the expiration of the 10-day period beginning on the later of the date of the filing of the Information Statement with the SEC pursuant to Rule 14f-1 promulgated under the Exchange Act or the date of mailing of such Information Statement to Speedhaul’s stockholders.

Very truly yours,

/s/ Andrew Norins
Andrew Norins